Exhibit 99.2

Primoris Services Corporation

Segment Realignment — September 2014

Amounts in thousands

For a number of years and through the end of the second quarter 2014, the Company segregated its business into three operating segments: the East Construction Services segment, the West Construction Services segment and the Engineering segment.  In the third quarter 2014, the Company reorganized its business segments to match the change in the Company’s internal organization and management structure.  The segment changes during the quarter reflect the focus of our new chief operating officer on the services we provide to our energy related customers, primarily in the Gulf Coast area, (the “Energy segment”) and a continuing geographic view for the West and new East segments.  The chief operating officer regularly reviews the operating and financial performance based on these revised segments.  The operating segments include:  The West Construction Services segment (“West segment”), which is unchanged from the previous segment, the East Construction Services segment (“East segment”), which is realigned from the previous East Construction Services segment and the Energy segment (which includes the previous Engineering segment).

The purpose of this document is to report the revenue and gross profit for the quarterly periods of 2013 and 2014 through September 30, 2014 for the reclassified segments.

The following is a brief description of each of the Company’s reportable segments and their operations.

The West segment consists of businesses headquartered primarily in the western United States and includes the underground and industrial operations and construction services performed by ARB, ARB Structures, Inc., Rockford, Alaska Continental Pipeline, Inc., Q3C, Primoris Renewables, LLC, Juniper Rock Corporation, Stellaris, LLC and Vadnais, acquired in June 2014.  Most of the entities perform work primarily in California; however, Rockford operates throughout the United States and Q3C operates in Colorado and the upper Midwest United States.  The Blythe Power Constructors joint venture is also included as a part of the segment.  The West segment consists of businesses headquartered primarily in the western United States.

The East segment includes the JCG Heavy Civil division, the JCG Infrastructure and Maintenance division, BW Primoris and Cardinal Contractors, Inc. construction business, located primarily in the southeastern United States and in the Gulf Coast region of the United States and includes the heavy civil construction and infrastructure and maintenance operations.

The Energy segment operations are located primarily in the southeastern United States and in the Gulf Coast region of the United States.  The segment includes the operations of the PES pipeline and gas facility construction and maintenance operations, the JCG Industrial division and the newly acquired Surber and Ram-Fab operations.  Additionally, the segment includes the OnQuest, Inc. and OnQuest Canada, ULC operations for the design and installation of high-performance furnaces and heaters for the oil refining, petrochemical and power generation industries.

The following table shows our major operating subsidiaries and their reporting segment:

Subsidiary	Operating Segment	Prior Operating Segment
ARB, Inc. (“ARB”)	West	West
ARB Structures, Inc.	West	West
Q3 Contracting, Inc. (“Q3C”)	West	West
Rockford Corporation (“Rockford”)	West	West
Stellaris, LLC.	West	West
Vadnais Trenchless Services, Inc. (“Vadnais”); acquired in 2014	West	West
Silva Group (“Silva”)	East	East
Cardinal Contractors, Inc.	East	East
BW Primoris, LLC (“BWP”)	East	East
James Construction Group, LLC (“JCG”):
JCG Heavy Civil Division	East	East
JCG Infrastructure and Maintenance Division	East	East
JCG Industrial Division	Energy	East
Primoris Energy Services Corporation (“PES”)	Energy	East
OnQuest, Inc.	Energy	Engineering
OnQuest, Canada, ULC (Born Heaters Canada, ULC prior to 2013)	Energy	Engineering

The following tables provide a summary of the revenues and gross profit for each quarterly period during the 2014 year:

	1st Quarter 2014	2nd Quarter 2014	3rd Quarter 2014	9 Months YTD 2014
	(Unaudited)

Revenues

West segment	$234,027	$224,391	$289,405	$747,823
East segment	106,970	118,554	135,450	360,974
Energy segment	129,077	172,346	188,382	489,805
	$470,074	$515,291	$613,237	$1,598,602

	1st Quarter 2014	2nd Quarter 2014	3rd Quarter 2014	9 Months YTD 2014
	(Unaudited)

Gross Profit

West segment	$31,674	$37,809	$46,240	$115,723
East segment	6,758	8,727	9,110	24,595
Energy segment	11,325	14,658	20,123	46,106
	$49,757	$61,194	$75,473	$186,424

The following tables provide a summary of the revenues and gross profit for each quarterly period during the 2013 year:

	1st Quarter 2013	2nd Quarter 2013	3rd Quarter 2013	4th Quarter 2013	12 Months YTD 2013
	(Unaudited)

Revenues

West segment	$207,686	$258,194	$362,362	$323,191	$1,151,433
East segment	96,682	101,998	117.537	114,221	430,438
Energy segment	105,627	84,821	71,434	100,467	362,349
	$409,995	$445,013	$551,333	$537,879	$1,944,220

	1st Quarter 2013	2nd Quarter 2013	3rd Quarter 2013	4th Quarter 2013	12 Months YTD 2013
	(Unaudited)

Gross Profit

West segment	$28,750	$41,926	$62,520	$57,551	$190,747
East segment	6,917	8,131	4,527	4,734	24,309
Energy segment	10,429	9,480	8,418	12,632	40,959
	$46,096	$59,537	$75,465	$74,917	$256,015